Exhibit 99.1 PRESS RELEASE, DATED AUGUST 12, 2020, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FIRST QUARTER FISCAL 2021

EnerSys Reports First Quarter Fiscal 2021 Results

Reading, PA, USA, August 12, 2020 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its first quarter of fiscal 2021, which ended on July 5, 2020.

First Quarter FY 21 Highlights
•Net sales of $705M down 10% YoY as COVID disrupted Motive Power while Energy Systems and Specialty fared better
•Gross Profit Margins steady at 25%
•Operating Expenses flexed with volume
•Operating Cash Flow of $117M was strong **
•Operating earnings margin down 130 bps •New line of business segment reporting •Credit facility leverage ratio steady •TPPL capacity expansion on schedule for H2 despite COVID headwinds

Message from the CEO
Despite headwinds from COVID-19, EnerSys generated strong profitability and operating cash flow in the first quarter of our fiscal year 2021, principally due to the demand for our products in industries where we have been designated as an essential critical infrastructure supplier. We generated $117M of operating cash flows in Q1. We are flexing our manufacturing capacity to match supply with demand, maximizing manufacturing efficiency and benefiting from raw material and energy cost reductions. Of our three lines of business, Motive Power was most affected by COVID-19 as many industrial manufacturing plants around the world were closed or operated on reduced production levels. Our Energy Systems business held up well as telecommunications operators expanded their capacity and hardened their networks to accommodate the work/school from home initiatives brought on by the pandemic. Our Specialty business benefited from several new aftermarket transportation contracts, which was somewhat offset by weakening demand from new large over-the-road truck manufacturers. Specialty also secured several large multi-year development contracts for guided munitions.

To offset the reduction in revenue, we have taken multiple initiatives to flex our operational expenses in line with reduced revenue and our work from home initiatives continue to successfully support the business. It is a reflection of our business model, the markets we serve, and our company culture that our manufacturing facilities generally have continued to operate during these unsettled times with most experiencing only relatively brief or no suspensions of activity. EnerSys products and services support niche markets within critical industries such as telecommunications and data networks, healthcare, food and beverage, energy, information technology, and defense. For the most part, these industries, and thus our major manufacturing operations, have been allowed by governments around the world to continue operating.

I am very proud of the professionalism demonstrated by my EnerSys colleagues during these trying times. We have taken additional measures to protect our employees against COVID-19, implementing enhanced health and safety protocols at our facilities around the world. Along with delivering essential products and services to critical industries, our employees have continued to advance EnerSys’ strategic priorities, including development of new products, and we expect to release our new lithium systems for material handling in September 2020, following testing with lift truck original equipment manufacturers and large end users.

The first quarter of our fiscal year 2021 presented significant market headwinds from the COVID-19 pandemic lockdowns and suppressed demand, but I am pleased with the way we have managed the business and very optimistic about our future opportunities. We are confident we can manage through the market downturn better than our competitors and remain committed to executing the strategy we outlined at Investor Day. Our priority is the health and safety of our employees and enhancing our strong business and balance sheet for our stakeholders.

We expect to resume guidance when our ability to assess the global Motive Power market’s recovery becomes clearer.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Key Results from Operations by Segments ($ in millions)
	Q1 FY21	Q1 FY20	% Change
Energy Systems
Net Sales	$353.40	$353.80	(0.1)%
Operating Earnings	22.0	23.6	(6.4)%
Adjusted Operated Earnings *	28.1	29.9	(6.0)%
Motive Power
Net Sales	262.8	344.4	(23.7)%
Operating Earnings	27.3	37.1	(26.5)%
Adjusted Operated Earnings *	27.3	37.6	(27.4)%
Specialty
Net Sales	88.7	82.0	8.2%
Operating Earnings	5.3	10.0	(47.7)%	***
Adjusted Operated Earnings *	5.8	10.2	(43.7)%
* This is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for more information.
** Please refer to Item 1. Financial Statements, Consolidated Condensed Statement of Cash Flows set forth in EnerSys’ Quarterly Report on Form 10-Q for the first quarter ended July 5, 2020.
*** Drop in Specialty reflects $5M in additional manufacturing variance allocations, including those of newly acquired NorthStar Battery.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the first quarter of fiscal 2021 was $35.2 million, or $0.82 per diluted share, which included an unfavorable highlighted net of tax impact of $4.2 million, or $0.10 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the first quarter of fiscal 2020 were $48.6 million, or $1.13 per diluted share, which included an unfavorable highlighted net of tax impact of $7.3 million, or $0.17 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the first quarter of fiscal 2021, on a non-GAAP basis, were $0.92.

During the first quarter of fiscal 2021, we received $3.7 million relating to the business interruption claim from a fire in our Richmond, KY motive power facility that occurred in the second quarter of fiscal 2020. Receipts to date were $8.7 million, which represents approximately half of our claim against our policy.

These earnings compare to the prior year first quarter adjusted Net earnings of $1.30 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended July 5, 2020 and June 30, 2019.

Net sales for the first quarter of fiscal 2021 were $704.9 million, a decrease of 10% from the prior year first quarter net sales of $780.2 million and a 10% sequential quarterly decrease from the fourth quarter of fiscal 2020 net sales of $781.8 million. The decrease from the prior year quarter was the result of an 11% decrease in organic volume, a 2% decrease in foreign currency translation impact and a 1% decrease in pricing, partially offset by a 4% increase from the NorthStar acquisition. The 10% sequential quarterly decrease was primarily from a 9% decrease in organic volume and a 1% decrease in pricing.

On July 6, 2020, the Company announced that it was changing its reportable segments, beginning with its first quarter of fiscal 2021, from being based on geographic regions to lines of business. The new reportable segments are Energy Systems (which includes energy solutions related to telecommunications systems, uninterruptible power systems, and other power applications), Motive Power (which includes power for electric industrial forklifts used in manufacturing, warehousing and other material handling applications, as well as mining equipment, diesel locomotive starting and other rail equipment) and Specialty (which includes energy solutions for transportation, satellites, military aircraft, submarines, ships and other tactical vehicles). Prior year quarter has been restated to reflect the new reportable segments.

The Company’s operating results for its business segments for the first quarters of fiscal 2021 and 2020 are as follows:

	Quarter ended
	($ millions)
	July 5, 2020	June 30, 2019
Net sales by segment
Energy Systems	$353.4	$353.8
Motive Power	262.8	344.4
Specialty	88.7	82.0
Total net sales	$704.9	$780.2
Operating earnings
Energy Systems	$28.1	$29.9
Motive Power	27.3	37.6
Specialty	5.8	10.2
Restructuring charges - Energy Systems	(0.5)	(1.1)
Restructuring charges - Motive Power	(0.8)	(0.6)
Restructuring and other exit charges - Specialty	(0.1)	(0.7)
Amortization of identified intangible assets from recent acquisitions - Energy Systems	(6.0)	(5.3)
Amortization of identified intangible assets from recent acquisitions - Specialty	(0.4)	—
ERP system implementation and other - Energy Systems	—	(0.9)
ERP system implementation and other - Motive Power	—	(0.5)
Acquisition activity expense - Energy Systems	(0.1)	(0.1)
Acquisition activity expense - Specialty	(0.1)	(0.2)
Total operating earnings	$53.2	$68.3

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings” and “adjusted operating earnings” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts operating earnings and Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, ERP system implementation, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the adoption of the Tax Cuts and Jobs Act in the United States and the Federal Act on Tax Reform and AHV Financing in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings or Net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table above, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Included below is a reconciliation of non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	July 5, 2020		June 30, 2019
Net Earnings reconciliation
As reported Net Earnings	$35.2		$48.6
Non-GAAP adjustments:
Restructuring and other exit charges	1.4	(1)	2.4	(1)
Amortization of identified intangible assets from recent acquisitions	6.4	(2)	5.3	(2)
ERP system implementation and other	—	(3)	1.4	(3)
Acquisition activity expense	0.2	(4)	0.3	(4)
Income tax effect of above non-GAAP adjustments	(1.9)		(2.1)
Swiss Tax Reform	(1.9)		—
Non-GAAP adjusted Net Earnings	$39.4		$55.9

Outstanding shares used in per share calculations
Basic	42,385,888		42,656,339
Diluted	42,932,054		43,118,434

Non-GAAP adjusted Net Earnings per share:
Basic	$0.93		$1.31
Diluted	$0.92		$1.30

Reported Net Earnings per share:
Basic	$0.83		$1.14
Diluted	$0.82		$1.13
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	July 5, 2020	June 30, 2019
	Pre-tax	Pre-tax
(1) Restructuring charges - Energy Systems	$0.5	$1.1
(1) Restructuring charges - Motive Power	0.8	0.6
(1) Restructuring and other exit charges - Specialty	0.1	0.7
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	6.0	5.3
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	0.4	—
(3) ERP system implementation and other - Energy Systems	—	0.9
(3) ERP system implementation and other - Motive Power	—	0.5
(4) Acquisition activity expense - Energy Systems	0.1	0.1
(4) Acquisition activity expense - Specialty	0.1	0.2
Total Non-GAAP adjustments	$8.0	$9.4

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	July 5, 2020	June 30, 2019
Net sales	$704.9	$780.2
Gross profit	175.0	201.5
Operating expenses	120.4	130.8
Restructuring and other exit charges	1.4	2.4
Operating earnings	53.2	68.3
Earnings before income taxes	41.6	58.6
Income tax expense	6.4	10.0
Net earnings attributable to EnerSys stockholders	$35.2	$48.6

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$0.83	$1.14
Diluted	$0.82	$1.13
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,385,888	42,656,339
Diluted	42,932,054	43,118,434

EnerSys also announced that it will host a conference call to discuss the Company's first quarter fiscal year 2021 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, August 13, 2020 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, President and Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, August 13, 2020
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	3967984

A replay of the conference call will be available from 12:30 p.m. on August 13, 2020 through 12:30 p.m. on September 12, 2020.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	3967984

For more information, contact Steve Heir, Vice President, Corporate Development & Investor Relations, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the recent NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of COVID-19 pandemic, future responses to and effects of COVID-19 pandemic, satisfactory resolution of insurance coverage and claims for both property damage and business interruption, strategy for business interruption, or revenue loss due to the fire at the Richmond, KY facility, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2020. No undue reliance should be placed on any forward-looking statements.